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                                                                    EXHIBIT 23.1


        [LETTERHEAD OF JAMISON, MONEY, FARMER & CO., P.C. APPEARS HERE]




March 19, 1998




Board of Directors
Security Federal Bancorp, Inc.
2301 University Boulevard
Tuscaloosa, AL 35401

     We consent to incorporation by reference in Registration Statement
Nos. 33-99732 and 33-98680 of Security Federal Bancorp, Inc., of our report dated February 4, 1998, relating to the consolidated statement of financial condition of Security Federal Bancorp, Inc., and Subsidiary, as of December 31, 1997 and September 30, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, which appears in the 1997 Annual Report to the Stockholders of Security Federal Bancorp, Inc., which is filed as an exhibit to and incorporated by reference in this annual report on Form 10-KSB.


                                 /s/ Jamison, Money, Farmer & Co., P.C.

                                 JAMISON, MONEY, FARMER & CO., P.C.

Tuscaloosa, Alabama